INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 8 to Registration Statement under the Securities Act of 1933 (filed under the Securities Act File No. 333-30221) and in Amendment No. 11 to Registration Statement under the Investment Company Act of 1940 (filed under Investment Company Act File No. 811-08273) (both of which are referred to as the "Post-Effective Amendment"), of our report dated January 15, 2002, appearing in the Annual Report to Shareholders of Builders Fixed Income Fund, Inc. relating to the Builders Fixed Income Fund for the year ended December 31, 2001, which report is incorporated by reference in the Statement of Additional Information which is part of the Post-Effective Amendment, and to the reference to us under the heading, "Financial Statements" in the Statement of Additional Information. We also consent to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is also part of such Post-Effective Amendment.

/s/ Deloitte & Touche LLP

St. Louis, Missouri
April 25, 2002